Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF PACWEST BANCORP AND FIRST CALIFORNIA FINANCIAL GROUP, INC.

The following unaudited pro forma condensed consolidated financial statements are based on the separate historical financial statements of PacWest Bancorp (“PACW” or the “Company”) and First California Financial Group, Inc. (“FCAL”) after giving effect to the acquisition of FCAL by PACW (the “Acquisition”) and the issuance of PACW common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 is presented as if the Acquisition had occurred on March 31, 2013. The unaudited pro forma condensed consolidated income statements for the year ended December 31, 2012 and the three months ended March 31, 2013 are presented as if the Acquisition had occurred on January 1, 2012. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Acquisition and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed consolidated financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States. PACW is the acquirer for accounting purposes. The determination of the acquisition consideration and fair values of FCAL’s assets and liabilities is based on the actual net tangible and intangible assets of FCAL that existed as of the date of the Acquisition, which was May 31, 2013. PACW has recorded the significant identifiable tangible and identifiable intangible assets of FCAL; however, these are subject to change for a one-year period if material information which existed at the acquisition date previously unknown becomes known. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information.

Prior to the PacWest acquisition, FCAL decided to discontinue the operations of its Electronic Payment Services (“EPS”) division. Thus, the following unaudited pro forma condensed consolidated financial information has been prepared assuming the EPS operations were discontinued on January 1, 2012. FCAL’s historical statement of income for the three months ended March 31, 2013 reported the results of the EPS operation as “discontinued operations” and, therefore, does not need to be adjusted on a pro forma basis.  FCAL’s historical statement of income for the year ended December 31, 2012 includes the results of the EPS operation and, therefore, the EPS results are eliminated on a pro forma basis.

In connection with the plan to integrate the operations of FCAL following the completion of the Acquisition, PACW and FCAL will incur nonrecurring charges, such as costs associated with systems implementation, severance, professional fees and other costs directly related to the acquisition. Transaction-related after-tax expenses for PACW and FCAL estimated at $17.1 million are not included in the unaudited pro forma condensed consolidated income statements. However, these charges affected the results of operations of PACW and FCAL in the period in which they were recorded. Additionally, the unaudited pro forma adjustments do not give effect to any anticipated disposition of assets or prepayment of liabilities that may result from such integration.

The actual amounts recorded may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of:

•                  material and significant information becoming known that was previously not expected or known; and

•                  changes in the financial results of the combined company, which could change the future discounted cash flow projections.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Acquisition been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed consolidated financial statements should be read together with:

•                  the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•                  PACW’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012, included in PACW’s Annual Report on Form 10-K for the year ended December 31, 2012;

•                  FCAL’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2012, included in FCAL’s Annual Report on Form 10-K for the year ended December 31, 2012;

•                  PACW’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2013 included in PACW’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•                  PACW’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and six months ended June 30, 2013 included in PACW’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013;

•                  FCAL’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2013 included in FCAL’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013; and

•                  Other information pertaining to PACW and FCAL contained in or incorporated by reference into the joint proxy statement/prospectus filed by PACW pursuant to Rule 424(b)(3) on December 16, 2012. See “Selected Consolidated Historical Financial Data of PACW” and “Selected Consolidated Historical Financial Data of FCAL” included elsewhere in the joint proxy statement/prospectus.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2013 presents the consolidated financial position giving pro forma effect to the following transactions as if they had occurred as of March 31, 2013:

•                  The completion of the Acquisition, including the issuance of approximately 8.4 million shares of PACW’s common stock;

•                  The payment of $17.1 million of estimated after-tax transaction-related costs;

•                  The conversion of the FCAL Series A preferred stock into FCAL common stock which occurred immediately prior to the closing of the Acquisition, as if it had occurred as of March 31, 2013; and

•                  The redemption of the FCAL Series C preferred stock that occurred at the time of the Acquisition, as if it had occurred as of March 31, 2013.

PACWEST BANCORP AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2013

(Dollars in thousands)

	PacWest Bancorp	First California Financial Group, Inc.						Pro Forma
			Purchase
			Accounting		Pro Forma
	As Reported	As Reported	Adjustments		Adjustments		Pro Forma	Combined
Assets:
Cash and cash equivalents	$131,678	$117,900	$—		$(33,024	)(m),(n)	$84,876	$216,554
Investment securities	1,396,177	318,288	306	(a)	(9,323	)(l)	309,271	1,705,448
Non-covered loans and leases, net of unearned income	2,956,897	1,030,167	(40,956	)(b)	—		989,211	3,946,108
Allowance for loan and lease losses, non-covered	(65,216)	(18,271)	18,271	(b)	—		—	(65,216)
Total non-covered loans and leases, net	2,891,681	1,011,896	(22,685)		—		989,211	3,880,892
Covered loans	483,063	97,683	16,060	(b)	—		113,743	596,806
Premises and equipment, net	18,950	17,593	(1,915	)(c)	—		15,678	34,628
OREO	53,272	17,084	(1,654	)(d)	—		15,430	68,702
Intangible assets	93,220	67,236	47,991	(e)	—		115,227	208,447
FDIC loss sharing asset	55,840	40,903	(20,371	)(f)	—		20,532	76,372
Other assets	176,024	43,708	10,546	(g)	2,203	(1)	56,457	232,481
Assets of discountinued operations	––	4,998	––		(4,998	)(m)	––	––
Total assets	$5,299,905	$1,737,289	$28,278		$(45,142)		$1,720,425	$7,020,330

Liabilities and Shareholders’ Equity:
Deposits:
Noninterest-bearing	$1,941,234	$540,109	$—		$(199,627	)(m)	$340,482	$2,281,716
Interest-bearing	2,611,996	818,459	2,033	(h)	(3,271	)(m)	817,221	3,429,217
Total deposits	4,553,230	1,358,568	2,033		(202,898)		1,157,703	5,710,933
Borrowings	11,196	107,026	—		202,898	(m)	309,924	321,120
Subordinated debentures	108,250	26,805	(2,744	)(i)			24,061	132,311
Other liabilities	37,433	11,362	4,571	(j)	––		15,933	53,366
Total liabilities	4,710,109	1,503,761	3,860		––		1,507,621	6,217,730

Preferred equity	—	26,000	(1,000	)(k)	(25,000	)(n)	—	—
Common equity	589,796	207,528	25,418	(k)	(20,142	)(l),(n)	212,804	802,600
Total shareholders’ equity	589,796	233,528	24,418	(k)	(45,142)		212,804	802,600
Total liabilities and shareholders’ equity	$5,299,905	$1,737,289	$28,278		$(45,142)		$1,720,425	$7,020,330

Unaudited Pro Forma Combined Condensed Balance Sheet Adjustments

Purchase Accounting Adjustments:

a)             Adjustment reflects fair value adjustment to the acquired investment portfolio.

b)             Adjustment reflects the fair value adjustments to the acquired loan portfolio.

c)              Adjustment reflects the fair value adjustment to acquired premises and equipment.

d)             Adjustment reflects the fair value adjustment to acquired OREO.

e)              Adjustment reflects the goodwill arising as a result of the acquisition price exceeding the fair value of the net assets and other identifiable assets acquired, the recording of a core deposit intangible and the elimination of FCAL’s historical intangible assets.

f)               Adjustment reflects the reduction in the amortized-cost carrying value to the discounted amount of estimated covered asset losses to be collected from the FDIC.

g)             Adjustment reflects the recording of the deferred tax asset resulting from the fair value adjustments and the write-off of prepaid items that have no value to the combined company.

h)             Adjustment reflects fair value adjustment to interest-bearing deposits.

i)                Adjustment reflects fair value adjustment to subordinated debentures.

j)                Adjustment reflects fair value adjustments to the supplemental executive retirement plan liability, FDIC clawback liability and accrued liabilities.

k)             Adjustments reflect the conversion of the preferred equity to common equity and the net increase in stockholders’ equity resulting from the transaction.

Pro Forma Adjustments:

l)                Adjustment reflects the elimination of PACW’s investment in FCAL common stock, the related deferred tax liability and the related unrealized gain.

m)         Adjustments assume the collection of the EPS operation’s customer receivables and the withdrawal and payment of the EPS operation’s deposits funded with new overnight FHLB borrowings.

n)             Adjustment reflects the redemption of the Series C Preferred Stock, less the cost basis paid for PACW’s investment in FCAL common stock, and the payment of $17.1 million of after-tax transaction-related costs.

The following table presents the unaudited pro forma condensed consolidated income statement for the three months ended March 31, 2013 giving pro forma effect to the following transactions as if they had occurred as of January 1, 2012:

•                  The redemption of FCAL’s Series C preferred stock;

•                  FCAL’s decision to discontinue the operations of its EPS division occurred prior to the PacWest acquisition; thus, for the following pro forma income statement the EPS operations are assumed discontinued as of January 1, 2012;

•                  Pro forma amortization and accretion of purchase accounting adjustments on loans, deposits, FDIC loss sharing asset, FDIC clawback liability, supplemental executive retirement plan liability, other borrowings, and intangible assets; and

•                  The issuance of additional PACW common stock applying the 0.2966 exchange ratio to the outstanding FCAL shares in determining pro forma earnings per share.

PACWEST BANCORP AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE THREE MONTHS ENDED  MARCH 31, 2013

(Dollars in thousands, except per share data)

	PacWest Bancorp	First California Financial Group, Inc.				Pro Forma
			Pro Forma
	As Reported	As Reported	Adjustments		Pro Forma	Combined

Interest income:
Loans and leases	$61,010	$15,280	$1,167	(o)	$16,447	$77,457
Deposits in financial institutions	43	59			59	102
Investment securities	8,216	521			521	8,737
Total interest income	69,269	15,860	1,167		17,027	86,296

Interest expense:
Deposits	2,649	1,053	(209	)(p)	844	3,493
Borrowings	144	612	170	(q)	782	926
Subordinated Debentures	783	149	148	(r)	297	1,080
Total interest expense	3,576	1,814	109		1,923	5,499
Net Interest income	65,693	14,046	1,058		15,104	80,797
Provision for credit losses	3,137	—	—		—	3,137
Net interest income after provision for credit losses	62,556	14,046	1,058		15,104	77,660

Noninterest income:
Service charges, commissions and fees	4,796	800			800	5,596
Net gain on sales of loans and leases	225	34			34	259
Net gain on sales of securities	409	450			450	859
FDIC loss sharing (expense) income	(3,137)	(1,707)	1,707	(t)	—	(3,137)
Other income	547	331			331	878
Total noninterest income	2,840	(92)	1,707		1,615	4,455

Noninterest expense:
Compensation	25,350	6,786	39	(u)	6,825	32,175
Occupancy	6,598	1,388			1,388	7,986
Other	10,367	4,730	(700	)(v),(w)	4,030	14,397
Acquisition and integration	692	—	(692	)(w)	(692)	—
Intangible asset amortization	1,176	376	(7	)(x)	369	1,545
Total noninterest expense	44,183	13,280	(1,360)		11,920	56,103
Earnings before income taxes	21,213	674	4,125		4,799	26,012
Income tax expense	7,719	283	1,732	(y)	2,015	9,734
Net earnings	13,494	391	2,393		2,784	16,278
Preferred dividends	—	313	(313	)(z)	—	—
Earnings allocated to unvested restricted stock	(326)	—	10	(cc)	10	(316)
Net earnings available to common shareholders	$13,168	$78	$2,716		$2,794	$15,962

Net earnings per share:
Basic	$0.37	$—				$0.36
Diluted	$0.37	$—				$0.36
Weighted average shares:
Basic	35,797.0	29,227.2	8,403.1	(aa)		44,200.1
Diluted	35,797.0	29,650.3	8,403.1	(aa)		44,200.1

The following table presents the unaudited pro forma condensed consolidated income statement for the year ended December 31, 2012 giving pro forma effect to the following transactions as if they had occurred as of January 1, 2012:

•                  The redemption of FCAL’s Series C preferred stock;

•                  FCAL’s decision to discontinue the operations of its EPS division occurred prior to the PacWest acquisition; thus, for the following pro forma income statement the EPS operations are assumed discontinued as of January 1, 2012;

•                  Pro forma amortization and accretion of purchase accounting adjustments on loans, deposits, FDIC loss sharing asset, FDIC clawback liability, supplemental executive retirement plan liability, other borrowings, and intangible assets; and

•                  The issuance of additional PACW common stock applying the 0.2966 exchange ratio to the outstanding FCAL shares in determining pro forma earnings per share.

PACWEST BANCORP AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED

DECEMBER 31, 2012

(Dollars in thousands, except per share data)

	PacWest Bancorp	First California Financial Group, Inc.				Pro Forma
			Pro Forma
	As Reported	As Reported	Adjustments		Pro Forma	Combined

Interest income:
Loans and leases	$260,230	$70,190	$4,668	(o)	$74,858	$335,088
Deposits in financial institutions	228	231	—		231	459
Investment securities	35,657	6,397	—		6,397	42,054
Total interest income	296,115	76,818	4,668		81,486	377,601

Interest expense:
Deposits	13,271	5,174	(1,045	)(p)	4,129	17,400
Borrowings	2,656	3,533	714	(q)	4,247	6,903
Subordinated Debentures	3,721	786	578	(r)	1,364	5,085
Total interest expense	19,648	9,493	247		9,740	29,388
Net Interest income	276,467	67,325	4,421		71,746	348,213
Provision for credit losses	(12,819)	1,500	(1,500	)(s)	—	(12,819)
Net interest income after provision for credit losses	289,286	65,825	5,921		71,746	361,032

Noninterest income:
Service charges, commissions and fees	20,978	3,108	—		3,108	24,086
Net gain on sales of loans and leases	2,767	534	—		534	3,301
Net gain on sales of securities	1,239	5,672	—		5,672	6,911
Other-than-temporary impairment loss on securities	(1,115)	(728)	—		(728)	(1,843)
FDIC loss sharing (expense) income	(10,070)	(3,269)	3,269	(t)	—	(10,070)
Other income	2,073	6,019	(5,307	)(bb)	712	2,785
Total noninterest income	15,872	11,336	(2,038)		9,298	25,170

Noninterest expense:
Compensation	94,967	28,325	(1,378	)(u),(bb)	26,947	121,914
Occupancy	28,113	6,393	(176	)(bb)	6,217	34,330
Other	55,569	20,013	(2,654	)(v),(bb)	17,359	72,928
Debt termination	22,598	—	—		—	22,598
Acquisition and integration	4,089	—	(831	)(w)	(831)	3,258
Intangible asset amortization	6,326	6,995	(5,441	)(x),(bb)	1,554	7,880
Total noninterest expense	211,662	61,726	(10,480)		51,246	262,908
Earnings from continuing operations before income taxes	93,496	15,435	14,363		29,798	123,294
Income tax expense	36,695	6,161	6,032	(y)	12,193	48,888
Net earnings	56,801	9,274	8,331		17,605	74,406
Preferred dividends	—	1,250	(1,250	)(z)	—	—
Earnings allocated to unvested restricted stock	(1,845)	—	(172	)(cc)	(172)	(2,017)
Net earnings available to common shareholders	$54,956	$8,024	$9,409		$17,433	$72,389

Net earnings per share:
Basic	$1.54	$0.27				$1.64
Diluted	$1.54	$0.27				$1.64
Weighted average shares:
Basic	35,684.1	29,228.6	8,403.1	(aa)		44,087.2
Diluted	35,684.1	29,589.2	8,403.1	(aa)		44,087.2

Unaudited Pro Forma Combined Condensed Consolidated Statement of Earnings Adjustments

o)             Accretion of discount on loans over the estimated weighted average remaining life of the loan portfolio of 10 years.

p)             Accretion of the interest-bearing deposit fair value adjustment over 5 years using an accelerated method and the elimination of FCAL’s historical accretion.

q)             Estimated borrowing cost from additional borrowings to replace the demand deposits of the discontinued operations of the EPS division.

r)              Accretion of the subordinated debentures fair value adjustment over 5 years.

s)               Elimination of FCAL’s historical loan loss provision as the portfolio was marked to market at acquisition date.

t)                Elimination of FCAL’s historical FDIC loss share income (expense).

u)             Amortization of fair value adjustment of supplemental executive retirement plan liability.

v)             Fair value amortization of the FDIC clawback liability and elimination of FCAL’s historical FDIC clawback amortization.

w)           Elimination for nonrecurring acquisition costs directly related to the transaction.

x)             Amortization of the core deposit intangible asset over its estimated life of 7 years and elimination of FCAL’s historical intangible asset amortization.

y)             Represents income taxes on the pro forma adjustments at a combined Federal and California effective tax rate of approximately 42 percent.

z)              Elimination of FCAL’s historical preferred stock dividends since preferred stock is assumed to be redeemed at January 1, 2012.

aa)      Adjustment reflects the actual exchange ratio of 0.2966 times the historical shares outstanding of FCAL common stock.

bb)      Elimination of historical results of FCAL’s EPS operations since EPS operations are assumed to be discontinued at January 1, 2012.

cc)        Adjustment reflects amount of pro forma adjustments allocated to unvested restricted stock for purposes of determining net earnings available to common shareholders.